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                              February 26, 2001 - INFORMATION ON DISTRIBUTION  EXHIBIT 28.36
                                                   TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest     Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate         Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $  9,079,921   8.548358%    $   64,682    $   64,682   $   51,873     $  9,028,047
  R                100             0   8.548358%             0             0            0                0
  B-1        5,257,000     1,679,365   8.548358%        11,963        11,963        4,557        1,674,808
  B-2       13,142,815     4,198,513   8.548358%        29,909        29,909       11,393        4,167,600

          $350,471,515    14,957,798                $  106,554    $  106,554   $   67,824     $ 14,870,455



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